Exhibit 23

Consent of Beard Miller Company LLP, Independent Registered Public Accounting Firm

Regarding:

Registration Statements, File No. 333-20645, No. 333-20603 and No. 333-122045

        We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 7, 2005, with respect to the consolidated financial statements of Sussex Bancorp which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ BEARD MILLER COMPANY LLP

Allentown, Pennsylvania
March 24, 2005